EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Energous Corporation, (the “Company”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stephen R. Rizzone, President and Chief Executive Officer of the Company, and Brian Sereda, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Energous Corporation and will be retained by Energous Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Stephen R. Rizzone		/s/ Brian Sereda
Name:	Stephen R. Rizzone	Name:	Brian Sereda
Title:	President, Chief Executive Officer and Director	Title:	Vice President and Chief Financial Officer
Date:	November 12, 2015	Date:	November 12, 2015